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Exhibit 32.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Center Bancorp, Inc. (the "Company") on Form 10-Q for the quarter ended June 30, 2003 filed with the Securities and Exchange Commission (the "Report"), we, John J. Davis, President and Chief Executive Officer of the Company, and Anthony C. Weagley Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         1.       The Report fully complies with the  requirements of Section 13
                  (a) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.


Dated: August 13, 2003


                                           /s/ John  J. Davis
                                           -------------------------------------
                                           John J. Davis
                                           President and Chief Executive Officer

                                           /s/ Anthony C. Weagley
                                           -------------------------------------
                                           Anthony C. Weagley
                                           Chief Financial Officer


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Center Bancorp, Inc. and will be retained by Center Bancorp, Inc. and furnished to the Securities and exchange Commission or its staff upon request.

As of the last day of the period covered by this report, the Corporation carried out an evaluation, under the supervision and with the participation of the Corporation's management, including the Corporation's Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Corporation's disclosure controls and procedures pursuant to Securities Exchange Act Rule 13a-14. Based upon the evaluation, the Chief Executive Officer and Chief Financial Officer concluded that the Corporation's disclosure controls and procedures are effective in timely alerting them to material information relating to the Corporation (including its consolidated subsidiaries) required to be included in the Corporation's periodic Sec filings. There have been no significant changes in the Corporation's periodic SEC filings. There have been no significant changes in the Corporation's internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weakness.